Exhibit 23.6

To: PS International Group Ltd. (the “Company”)

Unit 1002, 10/F

Join-in Hang Sing Centre

No.2-16 Kwai Fung Crescent, Kwai Chung

New Territories, Hong Kong

+852 2754-3320

May 8, 2024

Consent Letter

Dear Sirs/Madams,

We hereby consent to the reference to our firm under the heading “Regulatory Matters” and elsewhere in the Company’s registration statement on Form F-4, which will be filed with the Securities and Exchange Commission.

Yours faithfully

/s/ Grandall Law Firm (Beijing)
Grandall Law Firm (Beijing)